                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE                          For Additional Information
                                               Contact: Jim McDonald
                                                        Vice President & CFO
                                                        (740) 753-1951

                        ROCKY SHOES & BOOTS, INC. REPORTS
                         RECORD FIRST QUARTER NET SALES

                              Branded sales up 24%
             Earnings per share $0.01 versus loss of $0.14 last year

NELSONVILLE, Ohio (April 29, 2004) Rocky Shoes & Boots, Inc. (NASDAQ: RCKY) today reported record net sales for the three months ended March 31, 2004.

Net income increased to $0.1 million, or $0.01 per diluted share, for the three months ended March 31, 2004 compared to a net loss of $0.6 million, or $0.14 per diluted share, the prior year. The improvement in net income per share was achieved despite an 14% increase in the weighted average number of diluted shares outstanding for the first quarter 2004 compared to the first quarter 2003. This resulted from the increase in the Company's share price during the past year.

Mike Brooks, Chairman and Chief Executive Officer, commented, "Our record first quarter results benefited from a 24% increase in branded sales and from the shipment of boots for delivery to the U.S. military. Importantly, these results reflect a solid increase in sales of work footwear, which is sold throughout the year. During the first quarter 2004 we introduced apparel for the work market as part of our head-to-toe growth strategy. We are pleased with initial bookings and believe these initiatives represent a significant opportunity to leverage our brands and, over time, contribute to reducing the seasonality of our business."

Mr. Brooks continued, "In March 2004 we announced a $16.4 million subcontract agreement to produce boots for the U.S. military. Shipment of these boots will begin in June 2004 and continue at the rate of approximately $1.6 million per 30-day period. While our growth strategy is not focused on the military market, we are pleased to produce these boots when manufacturing capacity is available at our factory in Puerto Rico. We anticipate there may be additional opportunities to produce branded boots for the U.S. military in the future."

First Quarter Results
---------------------

Net sales increased to a first quarter record $21.9 million compared to $13.8 million for the same period in 2003. This 59.1% increase was led by higher branded sales and shipments of boots to the U.S. military, which rose $3.1 million and $5.0 million, respectively. Substantial growth was achieved in the ROCKY(R) Work footwear as well as the Outdoor apparel and footwear categories. Sales of GATES(R) products, a brand that was acquired in the second quarter 2003, also contributed to the first quarter 2004 net sales increase.

Gross profit increased to $5.6 million, or 25.7% of net sales for the first quarter 2004 from $3.5 million, or 25.2% of net sales, the prior year. First quarter 2004 gross margin was influenced by the boots produced for delivery to the U.S. military and an increase in sourced product sales. The Company manufactures military boots at lower gross margin than its branded products,

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while sourced products result in higher gross margin than the Company's overall average. Sourced product sales were 49.6% of net sales for the first quarter 2004 compared to 49.1% for the same period last year.

Selling, general and administrative ("SG&A") expenses were $5.3 million, or 24.3% of net sales, for the quarter ended March 31, 2004 compared to $4.3 million, or 30.9% of net sales, the prior year. The increase in SG&A expenses was primarily due to higher commissions and distribution costs associated with the growth in branded product sales, and industry trade show expense compared to a year ago.

Income from operations was $0.3 million for first quarter 2004 versus a loss from operations of $0.8 million for the same period last year.

Funded Debt
-----------

The Company reduced its funded debt $3.5 million to $14.5 million at March 31, 2004 compared to year-end 2003. Funded debt was $10.8 million at March 31, 2003 and since that date the Company increased borrowings to purchase certain assets of Gates-Mills, Inc., repurchased 483,500 of the Company's common shares in the second quarter 2003, and increased inventory to support sales growth.

Inventory
---------

Inventory declined $3.0 million to $35.1 million at March 31, 2004 from $38.1 million at December 31, 2003. The $6.8 million increase in inventory since March 31, 2003 was primarily to support increased sales of branded products, including new line extensions of footwear and apparel for the ROCKY(R) and GATES(R) brands.

Outlook
-------

The Company is increasing its earnings guidance for the year 2004 due to the first quarter 2004 results and the accretive impact of the previously announced subcontract agreement to produce boots for the U.S. military.

Net sales are anticipated to be approximately $133 million for the year 2004, which is $11 million higher than previous guidance and $27 million above net sales for the year 2003. This sales growth is attributable to solid increases in branded products, footwear, apparel and accessories, and shipment of boots for delivery to the U.S. military.

If the Company achieves net sales of at least $133 million for the year 2004, then net income is expected to be approximately $1.75 per diluted share for the year 2004 compared to previous guidance of $1.54 per diluted share and $1.32 per diluted share for the year 2003. The Company cautions investors that the net sales and earnings outlook for the year ended December 31, 2004 is based on current market conditions and management's expectations. If net sales do not reach $133 million, then actual earnings may be less than this guidance.

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Conference Call
---------------

The Company is conducting a conference call at 10 a.m. Eastern Time on Thursday, April 29, 2004 to discuss the first quarter financial results, key business trends and outlook for 2004. Persons interested in listening to the call can access it through www.rockyboots.com and clicking on the button "First Quarter 2003 Conference Call".

About Rocky Shoes & Boots, Inc.
-------------------------------

Rocky Shoes & Boots, Inc. designs, develops, manufactures and markets premium quality rugged outdoor, occupational, work and casual footwear, as well as branded clothing and accessories. The Company's footwear, apparel and accessories are marketed through several distribution channels, primarily under the registered trademarks, ROCKY and GATES.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
--------------------------------------------------------------------------------

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding initial bookings of work apparel and the belief that these initiatives represent a significant opportunity to leverage the Company's brands and, over time, contribute to reducing the seasonality of its business (paragraph 3), shipments of $16.4 million of boots for the delivery to the U.S. military beginning in June 2004 and continuing at the rate of $1.6 million per 30-day period, and management's anticipation there may be additional opportunities to produce branded boots for the U.S. military in the future (paragraph 4), increase in the Company's earnings guidance for the year 2004 due to the results for first quarter 2004 and the accretive impact of the previously announced subcontract agreement to produce boots for the U.S. military (paragraph 11), anticipation that net sales will be approximately $133 million for the year 2004 due to solid increases in branded products, footwear, apparel and accessories, and shipment of boots for delivery to the U.S. military (paragraph 12), if the Company achieves net sales of at least $133 million for the year 2004, then net income is expected to be approximately $1.75 per diluted share for the year 2004 (paragraph 13). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the risks that sales plans will not be met, that present orders may be cancelled or delayed, that the general economy or consumer spending habits will depress the market for the Company's products, that there may be disruption in the shipment of products from overseas to the Company, that the weather in 2004 is drier and warmer than normal, and all of the other various risks inherent in the Company's business as set forth in periodic reports filed with the Securities and Exchange Commission, including, the Company's annual report on Form 10-K for the year ended December 31, 2003. One or more of these factors have affected historical results, and could in the future affect the Company's businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-

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looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

                   ROCKY SHOES & BOOTS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                         THREE MONTHS ENDED
                                                              MARCH 31,
                                                      2004               2003
                                                   ------------       ------------
                                                    (Unaudited)        (Unaudited)
NET SALES                                          $ 21,882,089       $ 13,754,941

COST OF GOODS SOLD                                   16,263,485         10,289,413
                                                   ------------       ------------

GROSS MARGIN                                          5,618,604          3,465,528

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES          5,327,691          4,250,606
                                                   ------------       ------------

INCOME/(LOSS) FROM OPERATIONS                           290,913           (785,078)

OTHER INCOME AND (EXPENSES):
         Interest expense                              (258,573)          (196,180)
         Other - net                                     74,206             91,873
                                                   ------------       ------------
                  Total other - net                    (184,367)          (104,307)
                                                   ------------       ------------

INCOME/(LOSS) BEFORE INCOME TAX                         106,546           (889,385)

INCOME TAX EXPENSE/(BENEFIT)                             34,095           (266,816)
                                                   ------------       ------------
NET INCOME/(LOSS)                                  $     72,451       $   (622,569)
                                                   ============       ============
NET INCOME/(LOSS) PER SHARE
         Basic                                     $       0.02       $      (0.14)
         Diluted                                   $       0.01       $      (0.14)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
         Basic                                        4,428,023          4,363,115
                                                   ============       ============
         Diluted                                      4,971,568          4,363,115
                                                   ============       ============





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                   ROCKY SHOES & BOOTS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                              MARCH 31, 2004    DECEMBER 31, 2003    MARCH 31, 2003
                                              --------------    -----------------    --------------
                                                (unaudited)                            (unaudited)
ASSETS

CURRENT ASSETS:
     Cash and cash equivalents                  $  1,164,802       $  2,159,050       $  2,391,867
     Trade receivables - net                      17,657,161         19,532,287         10,639,471
     Other receivables                               842,220            830,131          1,854,435
     Inventories                                  35,135,584         38,068,187         28,342,873
     Deferred income taxes                           959,810            959,810            578,951
     Prepaid expenses                              1,132,264          1,045,238          1,748,220
                                                ------------       ------------       ------------
         Total current assets                     56,891,841         62,594,703         45,555,817

FIXED ASSETS - net                                17,325,445         17,610,238         18,770,432

DEFERRED PENSION ASSET                             1,499,524          1,499,524          1,651,222

DEFERRED INCOME TAXES                                      0                  0            153,495

OTHER ASSETS                                       4,498,312          4,470,371          1,842,517
                                                ------------       ------------       ------------

TOTAL ASSETS                                    $ 80,215,122       $ 86,174,836       $ 67,973,483
                                                ============       ============       ============

LIABILITIES AND SHAREHOLDERS' EQUITY:

CURRENT LIABILITIES:
     Accounts payable                           $  2,082,062       $  2,810,161       $  4,881,731
     Current maturities - long-term debt             511,006            503,934            488,169
     Accrued taxes - other                           451,917            372,432            410,500
     Accrued salaries and wages                      644,661          1,885,896            712,192
     Accrued plant closing costs                      75,500            195,500            210,000
     Accrued income taxes                            380,652          1,929,808                  0
     Accrued other                                   346,083            686,934            393,097
                                                ------------       ------------       ------------
         Total current liabilities                 4,491,881          8,384,665          7,095,689

LONG TERM DEBT - less current maturities          13,998,680         17,514,994         10,340,806

DEFERRED LIABILITIES                               2,057,783          1,890,500          1,687,053
                                                ------------       ------------       ------------
TOTAL LIABILITIES                                 20,548,344         27,790,159         19,123,548

SHAREHOLDERS' EQUITY:
     Common stock, no par value                   36,089,849         34,880,199         32,368,617
     Accumulated other comprehensive loss         (1,950,400)        (1,950,400)        (2,311,749)
     Retained earnings                            25,527,329         25,454,878         18,793,067
                                                ------------       ------------       ------------
         Total shareholders' equity               59,666,778         58,384,677         48,849,935
                                                ------------       ------------       ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY
                                                $ 80,215,122       $ 86,174,836       $ 67,973,483
                                                ============       ============       ============

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